                               SCHEDULE 14A
                              (RULE 14A-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                           EXCHANGE ACT OF 1934

          Filed by the Registrant   [X]

          Filed by a Party other than the Registrant   [ ]

          Check the Appropriate Box:

          [ ]  Preliminary Proxy Statement

          [X]  Definitive Proxy Statement

          [ ]  Definitive Additional Materials

          [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule
               14a-12

          [ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                   DAKOTA TELECOMMUNICATIONS GROUP, INC.
---------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)


---------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [X]  No fee required.

 [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
      0-11.

      (1)  Title of each class of securities to which transaction applies:
      --------------------------------------------------------------------
      (2)  Aggregate number of securities to which transaction applies:
      --------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      --------------------------------------------------------------------
      (4)  Proposed maximum aggregate value of transaction:
      --------------------------------------------------------------------
      (5)  Total fee paid:
      --------------------------------------------------------------------

 [ ]  Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:
      --------------------------------------------------------------------
      (2)  Form, Schedule or Registration Statement No.:
      --------------------------------------------------------------------
      (3)  Filing party:
      --------------------------------------------------------------------
      (4)  Date filed:
      --------------------------------------------------------------------

                  [DAKOTA TELECOMMUNICATIONS GROUP LOGO]

                            29705 453RD AVENUE
                                P.O. BOX 66
                      IRENE, SOUTH DAKOTA 57037-0066

                             March 26, 1998

To Our Stockholders:

The Annual Meeting of Stockholders of Dakota Telecommunications Group, Inc. will be held on May 13, 1998 at the following location:

                            Irene Public School
                            130 E. State Street
                            Irene, South Dakota

                               May 13, 1998
                5:30 p.m. Dinner - 7:00 p.m. Annual Meeting

The purposes of the meeting are set forth in the attached Notice of Annual Meeting of Stockholders.

   Please plan to join us prior to the meeting for an informal dinner to be served at 5:30 p.m. Stockholders holding stock in single ownership form are invited to bring a guest. To assist us in our planning, please complete and return the enclosed reservation card by April 24, 1998.

   The following Proxy Statement and enclosed form of proxy are being furnished to shareholders on and after March 26, 1998. PLEASE BE SURE TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. A proxy may be revoked at any time before it is exercised and stockholders who are present at the meeting may withdraw their proxy and vote in person if they wish to do so. Proxies must be signed by all owners as their names appear on the proxy.

As we focus on the challenges and changes in the telecommunications industry, we invite you to attend the meeting to hear a report on the progress of your Company. It is our desire to build long-term value for you as we continue to build a foundation for continued growth.

Please join us at the 1998 Annual Meeting of Stockholders. We look forward to seeing you there.

                                          Sincerely,

                                          /s/ Thomas W. Hertz

                                          Thomas W. Hertz
                                          President and Chief Executive Officer

                  [DAKOTA TELECOMMUNICATIONS GROUP LOGO]

                            29705 453RD AVENUE
                               P.O. BOX 66
                      IRENE, SOUTH DAKOTA 57037-0066

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
---------------------------------------------------------------------------

     The annual meeting of stockholders of Dakota Telecommunications Group, Inc. will be held in the Gymnasium at Irene Public School, 130 E. State Street, Irene, South Dakota, on Wednesday, May 13, 1998, at 7:00 p.m. local time, for the following purposes:

     1.   To elect directors.

     2. To approve and adopt an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock.

     3. To approve and authorize the proposed transfer of local telephone operating assets to a wholly-owned subsidiary of the Company.

     4. To transact any other business that may properly come before the meeting.

     Stockholders of record at the close of business on March 16, 1998, are entitled to notice of and to vote at the meeting and any adjournment of the meeting. A list of stockholders entitled to receive notice of and vote at the meeting will be available for examination by the Company's stockholders at the Company's corporate offices at 29705 453rd Avenue, Irene, South Dakota during ordinary business hours for the ten-day period before the meeting.

     The Annual Report to Stockholders for the year ended December 31, 1997 is included at the end of this booklet. The following Proxy Statement and enclosed proxy are being furnished to stockholders on and after March
26, 1998.

                              By Order of the Board of Directors

                              /s/ Timothy Dupic

                              Timothy Dupic
                              Secretary

   March 26, 1998

      It is important that your shares be represented at the meeting.
        Even if you expect to attend the meeting, PLEASE SIGN, DATE
                  AND RETURN THE ENCLOSED PROXY PROMPTLY.

PROXY STATEMENT



                   DAKOTA TELECOMMUNICATIONS GROUP, INC.

                      ANNUAL MEETING OF STOCKHOLDERS


                               May 13, 1998

     This Proxy Statement and the accompanying proxy are being furnished on and after March 26, 1998, to holders of common stock, without par value ("Common Stock"), of Dakota Telecommunications Group, Inc. ("DTG" or the "Company") in connection with the solicitation of proxies by the Company's Board of Directors to be voted at the annual meeting of the Company's stockholders to be held on May 13, 1998 and any adjournment of that meeting (the "Annual Meeting"). The Annual Meeting will be held in the Gymnasium at Irene Public School, 130 E. State Street, Irene, South Dakota, at 7:00 p.m. local time.

     The purpose of the Annual Meeting is to consider and vote upon the following matters: (i) election of directors; (ii) approval and adoption of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock; (iii) approval and authorization of the transfer of local telephone service assets to a wholly-owned subsidiary of the Company; and (iv) any other business that may properly come before the Annual Meeting or any adjournment of the meeting. If a proxy in the enclosed form is properly signed and returned to the Company, the shares represented by that proxy will be voted at the Annual Meeting and any adjournment of the meeting. If a stockholder specifies a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all nominees of the Board of Directors named in this Proxy Statement, for approval and adoption of the proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, and for approval and authorization of the proposed asset transfer. The Company's management does not know of any other matter to be presented at the Annual Meeting. If other matters are presented, all shares represented by the proxy will be voted in accordance with the judgment of the persons named as proxies with respect to those other matters.

     A proxy may be revoked at any time prior to its exercise by written notice delivered to the Secretary of the Company. A proxy may also be revoked by attending and voting at the Annual Meeting.

     Solicitation of proxies will be made initially by mail. Directors, officers and employees of the Company and its subsidiaries also may solicit proxies in person, by telephone or by other means without additional compensation. In addition, proxies may be solicited by nominees and other fiduciaries who may mail material to or otherwise communicate with the beneficial owners of shares held by them. All expenses of solicitation of proxies will be paid by the Company.

ELECTION OF DIRECTORS

     The Board of Directors has nominated the following four persons for reelection to the Company's Board of Directors for terms expiring at the annual meeting of stockholders to be held in 2001:

                             Craig A. Anderson
                             Jeffrey J. Goeman
                             Jeffrey G. Parker
                             John A. Schaefer

     Each nominee is presently a director of the Company whose term will expire at the Annual Meeting. Mr. Christensen has decided not to stand for reelection and has accepted a position as Director Emeritus with the Company. Six other directors are serving terms that will expire in 1999 and 2000. It is the intent of the persons named in the accompanying proxy to vote for the election of the four nominees listed above. The proposed nominees are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not contemplated, the incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person so selected. If a substitute nominee is not selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named above.

     A plurality of the shares present in person or represented by proxy and entitled to vote on the election of directors is required to elect directors. For the purpose of counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as shares voted, and the number of shares of which a plurality is required will be reduced by the number of shares not voted.


             YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
              VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS


AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED
CAPITAL

     The Board of Directors proposes to amend Article IV of the Company's Certificate of Incorporation to increase the Company's authorized capital stock from 5,000,000 shares of Common Stock and 250,000 shares of preferred stock to 10,000,000 shares of Common Stock and 250,000 shares of preferred stock. The purpose of the amendment is to provide additional shares for future issuance, which the Board believes to be advisable and in the best interests of the Company and its stockholders.

     As of March 16, 1998, 1,907,255 authorized shares of Common Stock were issued and outstanding. The Board of Directors believes that it is advisable to have additional authorized shares available for possible future stock splits and dividends, employee benefit plans, equity-based acquisitions and other corporate purposes that might be proposed in the future. The Board of Directors has authorized the issuance of shares for such purposes in the past. However, the Company has no present plans or proposals to issue shares that would be authorized by the proposed amendment.

     Management continues to seek favorable acquisition opportunities. It has in the past had, and anticipates that it will from time to time in the future have, discussions with other organizations that might be interested in being acquired as well as discussions with larger organizations that may wish to sell portions of their businesses. Authorized but unissued shares of Common Stock, or funds raised in a public offering of shares, may be used for these purposes.

     All of the additional shares of Common Stock resulting from the increase in the number of authorized shares of the Company's Common Stock would be of the same class, with the same dividend, voting and liquidation rights, as the shares of Common Stock presently outstanding. Stockholders have no preemptive rights to acquire shares issued by the Company under its existing Certificate of Incorporation, and stockholders would not acquire any such rights with respect to such additional shares under the proposed amendment to the Company's Certificate of Incorporation. Under some circumstances, issuance of additional shares of Common Stock could dilute the voting rights, equity and earnings per share of existing stockholders.

     If the proposed amendment is adopted, the newly authorized shares would be unreserved and available for issuance. No further stockholder authorization would be required prior to the issuance of such shares by the Company.

     This increase in authorized but unissued Common Stock could be considered an anti-takeover measure because the additional authorized but unissued shares of Common Stock could be used by the Board of Directors to make a change in control of the Company more difficult. The Board of Directors' purpose in recommending this proposal is not as an anti-takeover measure, but rather for the reasons discussed above.

     The first paragraph of Article IV, as amended, would read as follows:

          "The total number of shares that the corporation shall have authority to issue is ten million two hundred fifty thousand (10,250,000) shares, which shall be divided into two classes as follows: (A) ten million (10,000,000) shares of Common Stock without par value ("Common Stock"); and (B) two hundred fifty thousand (250,000) shares of Preferred Stock without par value ("Preferred Stock"), of which 15,000 shall be designated as Series A Junior Participating Preferred Stock."

     The affirmative vote of holders of a majority of the shares entitled to vote at the Annual Meeting is required to adopt the proposed amendment to the Company's Certificate of Incorporation. For the purpose of counting votes on this proposal, abstentions, broker non-votes and other shares not voted have the same effect as a vote against the proposal.

    YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL
      OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION


AUTHORIZATION OF RESTRUCTURING OF THE COMPANY

     GENERAL. The Company is a diversified telecommunications services com-pany that provides wireline local and network access services, long distance telephone services, operator assisted calling services, telecommunications equipment sale and leasing services, cable television services, data networking services, Internet access and related services and local area network and wide area network services. All of the Company's operations, except for certain local service operations, are conducted through direct, wholly-owned subsidiaries, including the following South Dakota corporations: Dakota Telecom, Inc.; Dakota Telecommunications Systems,
Inc.; Dakota Wireless Systems, Inc.; DTG Communications, Inc. (formerly
TCIC Communications, Inc. ("TCIC")); DTG Internet Services, Inc. (formerly Iway, Inc. ("Iway")); DTG DataNet, Inc. (formerly Futuristic, Inc. ("DataNet")); and DTG Community Telephone, Inc. The Company directly holds the assets of its nine original exchanges, where it serves as the incumbent local carrier, as well as its corporate offices, the Viborg switching center, all fiber optic networks and assets related to billing and other accounting functions. The principal executive offices of the Company are located at 29705 453rd Avenue, Irene, South Dakota 57037-0066 (telephone:
(605) 263-3301).

     The Board has determined that it would be advisable and in the best interests of the Company and its stockholders for the Company to have the flexibility to operate all customer services through wholly-owned subsidiaries. Toward that end, the Board has unanimously approved, subject to stockholder approval, the transfer of substantially all of the operating assets directly held by the Company (the "Local Telephone Fixed Assets") and related liabilities to DTG Community Telephone, Inc., a wholly-owned subsidiary of the Company formed just for this transaction ("DCT") (the transfer of the Local Telephone Fixed Assets to DCT is referred to as the "Restructuring"). DCT's principal executive offices would continue to be located with the Company at 29705 453rd Avenue, Irene, South Dakota 57037-0066 (telephone: (605) 263-3301). The Company anticipates that it will maintain direct operation of consolidated payroll and other accounting and insurance functions. The Local Telephone Fixed Assets in the aggregate represented approximately 69% of the Company's consolidated net fixed assets at December 31, 1997 based upon the book value of such assets as reflected in the Company's audited consolidated financial statements.

     The Restructuring will not have any material effect on the consolidated financial statements of the Company. Notwithstanding the new structure, the Company will continue to report its results of operations and financial condition on a consolidated basis.

     Stockholder authorization of the Restructuring is necessary under Delaware law because the Company believes the Restructuring, if fully implemented, would involve the transfer of substantially all of the Company's assets to DCT. The submission of the Restructuring for stockholder authorization will not affect the Company's rights, under applicable Delaware law, to dispose of less than substantially all of the assets (including by transfer to one or more subsidiaries) without stockholder approval. Thus, even if the Restructuring is not approved by the stockholders, the Company may from time to time in the future transfer portions of its assets to subsidiaries or other affiliated entities or to third parties on terms and for consideration approved by the Board, subject to applicable Delaware law, without seeking stockholder approval. Authorization of the Restructuring by stockholders will not preclude the stockholders' rights to challenge any future dispositions by the Company of the stock or assets of the DCT or of other subsidiaries or affiliated entities if such dispositions are not made as part of the Restructuring or in compliance with applicable Delaware law.

     REASONS FOR THE RESTRUCTURING. If the Restructuring is fully implemented, the principal operations of the Company's incumbent telephone business will be conducted by DCT. The Company believes that the new structure would permit greater flexibility in the management and financing of existing and future business operations and would facilitate the Company's entry into new businesses and the formation of joint ventures or other business ventures with third parties. The Restructuring would also improve the ability of the Company to respond to regulatory requirements affecting incumbent local telephone operations only and would further the objective of operating the Company's businesses, and any additional businesses acquired in the future, on a more self-sufficient, independent economic basis while decreasing the risk that liabilities attributable to any one of the Company's businesses could be imposed upon one or more of the Company's unrelated businesses.

     EFFECTS OF THE RESTRUCTURING. The Company currently plans to implement the Restructuring as soon as practicable after authorization by the stockholders, allowing time for implementation and accounting transitions. The Company expects that all operating assets directly held by the Company, except for certain accounting, payroll and insurance functions, ultimately will be transferred to DCT.

     The Restructuring will not alter the stockholders' percentage ownership interests in the Company. The stockholders of the Company will continue as such, with the same voting, dividend and liquidation rights and ownership interests as before. As a result of the Restructuring, the stockholders of the Company will not directly elect the directors of DCT. DCT directors, like the directors of all of the Company's other operating subsidiaries, will be elected at the direction of the Board of Directors of the Company.

     Except for the changes described in this Proxy Statement, consummation of the Restructuring is not expected to result in any material change in the overall operations of the Company. Similarly, the Restructuring will not result in any changes in the current membership of the Board, and the officers of the Company are expected to remain the same after consummation of the proposed Restructuring. Persons who are currently serving as officers of the Company may become officers and/or directors of DCT. While the Restructuring is not expected to create any conflicts of interests between the Company and its stockholders, in the event that DCT, through public or private sale, should be owned in part by persons other than the Company or its stockholders, such conflicts could arise. However, the Company has no plan to effect a public or private sale of any part of the ownership of DCT or any other of its subsidiaries.

     POSSIBLE DISADVANTAGES. Possible disadvantages of the Restructuring for the Company include the requirement that the Company observe corporate formalities between and among the Company and DCT (which it already does with its other subsidiaries), and potential duplication of some minor administrative and accounting functions. The Board believes that these disadvantages are not significant or material. The Company estimates that the cost to implement the Restructuring as currently planned (consisting primarily of legal costs) will be less than $5,000.

     Stockholders of the Company would continue to have the same voting, dividend and liquidation rights before and after implementation of the Restructuring. However, as discussed above, stockholders of the Company would not be entitled to elect the directors of DCT. Instead, stockholders of the Company would elect the directors of the Company, who would then have overall responsibility for the management of the Company and its subsidiaries and affiliated entities. Similarly, the stockholders' statutory rights to inspect the books and records of the Company under applicable Delaware law may not extend to the books and records of the Local Telephone Subsidiary. However, because the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), certain information regarding the Company and its subsidiaries is readily available to stockholders without resort to the statutory right to inspect the Company's books and records.

     It is also possible that the sale by DCT of substantially all of the Local Telephone Fixed Assets (including through the sale of stock) outside of the ordinary course of business after the Restructuring would not require the approval of the stockholders of the Company under Delaware Law, even though the sale of substantially all of the Local Telephone Fixed Assets outside of the ordinary course of business by the Company under the current structure would require stockholder approval. However, the Company has no plans to sell the Local Telephone Fixed Assets outside of the ordinary course of business.

     The Board believes that the advantages of the proposal, described under "Reasons for Restructuring" above, outweigh the possible disadvantages of the transaction. For that reason, the Board has approved and unanimously recommends that the stockholders authorize the Restructuring. Numerous national and international corporations conduct their operations through holding company structures similar to the structure proposed by the Company.

     ACCOUNTING TREATMENT OF THE RESTRUCTURING. The Local Telephone Fixed Assets would be transferred to DCT as an intercompany transfer at net book value. No gain or loss would be reported on a consolidated basis.

     FEDERAL TAX CONSEQUENCES OF THE RESTRUCTURING. Any assets transferred pursuant to the Restructuring would be conveyed to the Local Telephone Subsidiary on a tax-free basis under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"). The Local Telephone Subsidiary would be wholly-owned by the Company. Although the Company has no plans to change the ownership of DCT, it is possible that DCT would not be wholly-owned by the Company in the future.

     RIGHTS OF DISSENTING STOCKHOLDERS. Authorization by the stockholders or consummation of the Restructuring will not entitle a stockholder objecting to its terms or voting against the Restructuring to any appraisal, dissenters' or similar rights under Delaware law.

     VOTE REQUIRED. The affirmative vote of holders of a majority of the outstanding shares entitled to vote on the proposal is required to authorize the Restructuring. For the purpose of counting votes on this proposal, abstentions, broker non-votes and other shares not voted have the same effect as a vote against the proposal.

         YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
             AUTHORIZATION OF THE RESTRUCTURING OF THE COMPANY


VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS OF THE COMPANY

     Holders of record of Common Stock at the close of business on March 16, 1998 are entitled to notice of and to vote at the Annual Meeting and any adjournment of that meeting. As of March 16, 1998, there were 1,907,255 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter submitted for stockholder action.

     The following table sets forth information concerning the number of shares of Common Stock held by each stockholder who is known to the Company's management to be the beneficial owner of more than five percent of the outstanding Common Stock as of March 16, 1998.


        NAME AND ADDRESS                          AMOUNT AND NATURE OF
       OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP OF          PERCENT
        OF COMMON STOCK                       SHARES OF COMMON STOCK<F1><F2>    OF CLASS<F3>
       -------------------                    ------------------------------    ------------
       Gery Baar                                          171,014                   9.0%
       c/o Dakota Telecommunications Group, Inc.
       P.O. Box 66
       Irene, South Dakota 57037-0066

       Douglas English                                    171,014                   9.0%
       c/o Dakota Telecommunications Group, Inc.
       P.O. Box 66
       Irene, South Dakota 57037-0066

       Jeffrey G. Parker                                  120,326                   6.3%
       c/o Dakota Telecommunications Group, Inc.
       P.O. Box 66
       Irene, South Dakota 57037-0066

-----------------------------------
Footnotes begin on page 7.

     The following table sets forth information concerning the number of shares of Common Stock held as of March 16, 1998 by each of the Company's directors and nominees for director, each of the named executive officers and all of the Company's directors and executive officers as a group.

                                    AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                             OF COMMON STOCK<F1><F2>
                                    -----------------------------------------

                                        SOLE           SHARED
                                     VOTING AND       VOTING OR      TOTAL       PERCENT
                                     DISPOSITIVE     DISPOSITIVE   BENEFICIAL       OF
NAME OF BENEFICIAL OWNER                POWER         POWER<F4>    OWNERSHIP     CLASS<F3>
------------------------             -----------     -----------   ---------     ---------
Craig A. Anderson<F5>                   56,044            ---        56,044        2.9%

Ross L. Benson<F6>                       2,400            300         2,700        <F*>

Dale Q. Bye<F6>                          2,664            ---         2,664        <F*>

Edward D. Christensen, Jr.<F6>           3,330            ---         3,330        <F*>

Jeffrey J. Goeman<F6>                    2,400          1,642         4,042        <F*>

Thomas W. Hertz<F5>                     57,256            ---        57,256        2.9%

James H. Jibben<F6>                      2,912            ---         2,912        <F*>

Palmer O. Larson<F6>                     2,586            ---         2,586        <F*>

Jeffrey G. Parker<F7>                  120,326            ---       120,326        6.3%

John A. Roth<F6>                         4,184            164         4,348        <F*>

John A. Schaefer<F6>                     2,784            ---         2,784        <F*>

All directors and executive
 officers as a group
 (12 persons)                          258,106          2,106       260,212       12.9%

-------------------------------
<F*>Less than one percent

<F1> The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares that, under applicable regulations, are considered to be otherwise beneficially owned by that person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or

                                     -9-

     dispositive power with respect to the security. Voting power includes the power to vote or to direct the voting of the security.
     Dispositive power includes the power to dispose or to direct the disposition of the security. A person also will be considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days.

<F2> In connection with the acquisitions by Dakota Cooperative
     Telecommunications, Inc., the predecessor of the Company (the "Cooperative"), of TCIC and Iway, the Cooperative entered into Standstill Agreements (the "Standstill Agreements") with each of the former shareholders of TCIC and Iway (collectively, the "Sellers"). The Sellers received shares of Cooperative preferred stock and warrants to purchase additional shares of Cooperative preferred stock. Under the Standstill Agreements, the Sellers agreed to refrain from certain actions, including: (i) acquiring any Common Stock in excess of five percent of the Company's Common Stock outstanding at any time during the term of the Standstill Agreements, with certain exceptions such as the sale or transfer of shares among the Sellers; (ii) making or participating in any "solicitation of proxies," as that term is defined in Regulation 14A under the Exchange Act; (iii) forming, joining or participating in a "group," as that term is defined in
     Section 13(d)(3) of the Exchange Act, with respect to any Common Stock; (iv) initiating or participating in any stockholder proposal to be voted upon by the holders of the Company's Common Stock or calling any special meeting of stockholders of the Company; (v) depositing any shares of the Company's Common Stock into a voting trust or subjecting such shares to a voting agreement; or (vi) seeking in any way to gain control of the Company or its Board of Directors or seeking to influence the Company's management or policies.

     The Standstill Agreements further provide that the Sellers will not dispose of any shares of the Company's Common Stock (with certain exceptions) except in accordance with certain provisions of the Standstill Agreements. The Standstill Agreements grant to the Company a "First Purchase Option" to buy all, but not less than all, of the Sellers' shares of the Company's Common Stock that they wish to sell ("First Option Shares") for a period of three years following the date that the Cooperative preferred stock was converted into shares of the Company's Common Stock. Under the First Purchase Option, if a Seller desires to sell any of the person's shares of Common Stock, the Seller must first notify the Company, which then has 30 days to determine whether to purchase the First Option Shares. If the Company exercises its option, it must purchase all of the First Option Shares. If the Company does not exercise its First Purchase Option, the Seller who gave the notice may then sell those First Option Shares to a third party at the same price specified in the person's initial notice to the Company. However, if the Seller fails to sell the First Option


                                      -10-

     Shares to a third party within 60 days after the Company's option expires, then the process must start over.

     Under the Standstill Agreements, in the event that a third party makes a tender offer (a "Tender Offer") for shares of the Company's Common Stock, then the Sellers must grant the Company an option (the "Tender Offer Option") to purchase all, but not less than all, of the shares that the Sellers wish to sell in the Tender Offer. This process works much the same as for a First Purchase Option, except that the deadlines are shorter. In addition, if a competing tender offer arises prior to the closing of the sale pursuant to the Tender Offer Option at a higher per-share price, the Sellers can withdraw their notice of the Tender Offer Option, after which the process starts over. The price per share pursuant to the Tender Offer Option is the product of (i) the number of shares subject to the Tender Offer Option with respect to which the Company exercises its option, multiplied by
     (ii) the Tender Offer price per share as in effect on the last day specified in the Tender Offer on which the offeror may accept shares of the Company's Common Stock for payment or exchange. If the Company fails to exercise its Tender Offer Option, then the Sellers can sell their shares in the Tender Offer, but at a price not less than that specified in the notice of the Tender Offer Option.

     The provisions of the Standstill Agreements described in the first paragraph above apply for a period of five years beginning on July 25, 1997. The provisions described in the second paragraph above apply for three years after July 25, 1997. The Standstill Agreements do not contain any specific termination provisions.

     In connection with the DataNet acquisition, the Company entered into Standstill Agreements with the former shareholders of DataNet. The terms of these Standstill Agreements are substantially the same as those of the Sellers' Standstill Agreements with the exception that the various time periods, instead of running from July 25, 1997, run from the date of the DataNet Standstill Agreements.

<F3> The percentages reflected in this column were computed with reference to a total of 1,907,255 shares of the Company's Common Stock outstanding as of March 16, 1998 plus, where applicable, options to purchase shares of Common Stock currently outstanding that are currently exercisable or that may be exercised within 60 days. The number of shares outstanding does not include an aggregate of 593,262 shares of Common Stock that are issuable to former holders of Cooperative common stock and capital credit accounts upon satisfaction by them of the exchange and informa-tional conditions to the issuance of such shares.

<F4> These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint

                                     -11-

     ownership, trust or other contract or property right, and shares held by spouses and children over whom the listed person may have influence by reason of relationship.

<F5> The number of shares includes options to purchase shares of Common
     Stock exercisable within 60 days held by the following persons:

                    NAME                NUMBER OF SHARES
                    ----                ----------------

               Craig A. Anderson             52,832
               Thomas W. Hertz               52,832

<F6> Includes (i) 2,000 shares awarded as outside director compensation for serving as a director for five years or more, issued effective January 1, 1998, and (ii) options to acquire 400 shares that are immediately exercisable and were granted pursuant to the Company's 1997 Stock Incentive Plan.

<F7> Includes (i) shares acquired pursuant to the exercise of options granted in connection with the acquisitions of TCIC and Iway, and (ii) options to acquire 400 shares that are immediately exercisable and were granted pursuant to the Company's 1997 Stock Incentive Plan.

DIRECTORS AND EXECUTIVE OFFICERS

    The Company's Board of Directors is divided into three classes, which are as nearly equal in number as possible. Each class of directors serves a successive three-year term of office. Biographical information concerning the persons who are directors or executive officers of the Company, including the four nominees who are nominated for election to the Board of Directors at the Annual Meeting, is presented below. Except as otherwise indicated, all of the named individuals have had the same principal employment for over five years. Executive officers are appointed annually and serve at the pleasure of the Board of Directors.

    During 1997, the Company became the successor to the operations of the Cooperative through a conversion transaction and a merger transaction that became effective July 25, 1997. These transactions resulted in the former shareholders of the Cooperative and the individuals who held Cooperative capital credits becoming stockholders of the Company and assuming control, on a aggregate basis, of the Company. The conversion and merger transactions are described in greater detail in the attached Annual Report to Stockholders for the year ended December 31, 1997. The conversion and merger transactions that resulted in the operations of the Cooperative being assumed by the Company are collectively referred to as the "Merger."

    NOMINEES FOR ELECTION AS DIRECTORS TO TERMS EXPIRING IN 2001

    Craig A. Anderson (age 42) has been a director and Executive Vice President, Chief Financial Officer and Treasurer of the Company since its formation (February 1997) and was Executive Vice President - Marketing and Chief Financial Officer of the Cooperative from January 1, 1997 until the Merger. Prior to January 1, 1997, Mr. Anderson was Vice President - Marketing of the Cooperative from September 1996 to January 1, 1997. From January 1994 until September 1996, Mr. Anderson was an independent business consultant and from May 1994 until December 1995 he attended the University of South Dakota, earning a Masters of Business Administration and Masters in Professional Accounting. From November 1992 until January 1994, Mr. Anderson was a director and Vice President - Chief Financial Officer and Secretary of the Austad Company (a catalog retailer of golf equipment). From July 1989 to September 1992, Mr. Anderson served as a director and Vice President - Chief Financial Officer, General Counsel and Secretary of Dial-Net, Inc. (a long distance reseller).

    Jeffrey J. Goeman (age 40) was a director of the Cooperative from 1988 until the Merger and has been a director of the Company since its formation (February 1997). Mr. Goeman is President of and has owned and operated Goeman Auction Service and Real Estate, Inc. in Lennox, South Dakota (a real estate brokerage and appraisal and auction firm) since 1980.

    Jeffrey G. Parker (age 51) has been a director of the Company since July 1997. Mr. Parker's principal occupation is as the President and Chief Executive Officer of Parker Transfer and Storage, Inc., a transportation and storage company with which he has been associated since 1969. Mr. Parker also serves as President of Slip and Trip, Inc., a service provider to Parker Transfer and Storage, Inc. and as a director of HF Financial Corp. Mr. Parker served as Vice President of TCIC from 1990 until 1996 and as President of TCIC during 1996.

    John A. Schaefer (age 72) was a director of the Cooperative from 1974 until the Merger and has been a director of the Company since its formation (February 1997). Mr. Schaefer is retired. He formerly was an agribusiness
(farm) owner and operator.

    DIRECTORS WITH TERMS EXPIRING IN 2000

    Thomas W. Hertz (age 51) has been a director and Chief Executive Officer and President of the Company since its formation (February 1997), was Chief Executive Officer of the Cooperative from July 1996 until the Merger and was General Manager of the Cooperative from December 1995 until the Merger. Prior to December 1995, Mr. Hertz was an attorney in private practice with the law firm of Ulmer, Hertz & Bertsch, P.C.

    Palmer O. Larson (age 74) was a director of the Cooperative from 1976 until the Merger and has been a director of the Company since its formation

(February 1997). Mr. Larson is a semi-retired agribusiness (farm) owner and operator.

    John (Jack) A. Roth (age 66) was a director of the Cooperative from 1970 until the Merger and has been a director of the Company since its formation (February 1997). Mr. Roth retired as an agent for State Farm Insurance in Parker, South Dakota, after working as an insurance agent for 33 years.

    DIRECTORS WITH TERMS EXPIRING IN 1999

    Ross L. Benson (age 63) was a director of the Cooperative since 1980 until the Merger and has been a director of the Company since its formation (February 1997). Mr. Benson is an agribusiness (farm) owner and operator.

    Dale Q. Bye (age 67) was a director of the Cooperative from 1975 until the Merger and has been a director of the Company since its formation (February 1997). Mr. Bye is a semi-retired agribusiness (farm) owner and operator.

    James H. Jibben (age 47) was a director of the Cooperative from 1988 until the Merger and its Chairman of the Board from 1995 until the Merger and has been a director and Chairman of the Board of Directors of the Company since its formation (February 1997). Mr. Jibben was President of the Cooperative prior to the Merger. Mr. Jibben is an agribusiness (farm) owner and operator.

    OTHER EXECUTIVE OFFICERS.

    Timothy Dupic (age 43) is the Secretary of the Company, a position he has held since July 1997. Mr. Dupic also serves as Vice President of Operations of the Company, a position he has held since January 1996.
Prior to that time, Mr. Dupic worked in management of the National Exchange Carriers Association and currently serves as an outside director of that organization.

BOARD COMMITTEES AND MEETINGS

    The Company's Board of Directors has, among others, the following standing committees:

    AUDIT COMMITTEE. The members of the Audit Committee as of March 16, 1998, were Dale Q. Bye (Chairman), Palmer O. Larson, and John A. Schaefer. The Audit Committee recommends to the Board of Directors the selection of independent accountants; approves the nature and scope of services to be performed by the independent accountants and reviews the range of fees for such services; confers with the independent accountants and reviews the results of the annual audit; reviews with the independent accountants the Company's internal auditing, accounting and financial controls; reviews the independent accountants' management letter and engages in appropriate follow-up with corporate staff; and reports to the Board on activities and determinations made by that Committee and makes recommendations to the Board based on such determinations. The Audit Committee did not meet during 1997.

    COMPENSATION COMMITTEE. The members of the Compensation Committee as of March 16, 1998, were Jeffrey G. Parker (Chairman), James H. Jibben, and John A. Roth. The Compensation Committee is responsible for reviewing and recommending to the Board of Directors the timing and amount of compensation for the Chief Executive Officer and other key employees, including salaries, bonuses and other benefits. The Compensation Committee also is responsible for administering the Company's stock option and other equity-based incentive plans, recommending retainer and attendance fees for directors who are not employees of the Company or any of its subsidiaries ("Non-Employee Directors"), reviewing compensation plans and awards as they relate to the Chief Executive Officer and other key employees, and administering the Company's pension, savings and insurance plans. The Compensation Committee met twice in 1997.

    EXECUTIVE COMMITTEE. The members of the Executive Committee as of March 16, 1998, were James H. Jibben (Chairman), Craig A. Anderson, and Thomas W. Hertz. The Executive Committee may exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Company except to the extent that delegation is prohibited by law. The Executive Committee may consider or act upon matters requiring Board action during periods between Board meetings. The Executive Committee did not meet in 1997.

    NOMINATING COMMITTEE. The members of the Nominating Committee as of March 16, 1998, Ross L. Benson (Chairman), Jeffrey G. Parker and Jeffrey J. Goeman. The Nominating Committee is responsible for: (i) recommending to the Board of Directors suitable candidates for nomination for positions on the Board of Directors; (ii) reviewing with the Board of Directors the appropriate skills and characteristics of candidates for nomination to positions on the Board; (iii) reviewing and evaluating the qualifications of possible candidates; and (iv) recommending to the Board candidates to fill vacancies on the Board that may occur from time to time. The Nominating Committee also recommends the officers of the Company for election by the Board of Directors. The Nominating Committee will consider nominees for election to the Board of Directors submitted by stockholders. The Certificate of Incorporation of the Company provides that nominations for the election of directors may be made by a stockholder entitled to vote for the election of directors if, and only if, the stockholder submits advance notice of the proposed nomination and the notice is received by the Secretary of the Company not less than 120 days before the date of the annual meeting or not more than the close of business on the seventh day after the date of the notice of meeting in the case of a special meeting. Each notice submitted by a stockholder must set forth the name, age, business address, residence address, principal occupation and employment of, the class and number of shares of the Company's stock beneficially owned by, and any other information concerning each nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee under the Exchange Act, and, as to the stockholder giving the notice, the name, record address and the class and number of shares of the Company's stock beneficially owned by the stockholder. If the Chairman of the meeting determines that a nomination was not made in accordance with these procedures, he or she must announce that determination at the meeting and the nomination will be disregarded. The Nominating Committee did not meet in 1997.

    During 1997, the Company's Board of Directors held 11 regular and special meetings. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees on which they served during the year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    As of the date of this Proxy Statement, directors and officers of the Company and persons beneficially owning more than ten percent of the outstanding shares of Common Stock were not subject to the reporting obligations of Section 16(a) of the Exchange Act.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

    The following table shows certain information concerning the compensation paid to Thomas W. Hertz, President and Chief Executive Officer of the Company, and Craig A. Anderson, Executive Vice President, Chief Financial Officer and Treasurer of the Company, for services rendered to the Company or the Cooperative, as applicable, during the years ended December 31, 1997, 1996 and 1995. No other executive officer of the Company or the Cooperative earned cash compensation in excess of $100,000 during 1997.

                        SUMMARY COMPENSATION TABLE
                                                                   LONG-TERM COMPENSATION
                                                                   ----------------------
                                                                          AWARDS
                                             ANNUAL COMPENSATION   ----------------------
                                             -------------------    NUMBER OF SECURITIES     ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR       SALARY    BONUS<F1>     UNDERLYING OPTIONS   COMPENSATION<F2>
---------------------------       ----       ------    ---------     ------------------   ----------------
Thomas W. Hertz                   1997      $129,808    $15,000           123,980             $15,702
 President and Chief              1996       118,940         --                --               1,439
 Executive Officer                1995        20,455         --                --                  72

                                     -16-

Craig A. Anderson                 1997      $ 96,154    $ 7,500           123,980             $ 7,105
 Executive Vice President,        1996        28,725         --                --               1,195
 Chief Financial Officer
   and Treasurer<F3>

---------------------------------
<F1> This column represents the cash value of shares of Common Stock awarded to the above individuals.

<F2> All other compensation represents (i) premiums paid by the Company or the Cooperative, as applicable, for life insurance on Mr. Hertz ($1,445 in 1997) and Mr. Anderson ($1,445 in 1997), and (ii) Company or Cooperative contributions to pension and 401(k) plans for Mr. Hertz ($14,257 in 1997) and Mr. Anderson ($5,660 in 1997).

<F3> Mr. Anderson began his employment with the Cooperative on September
     15, 1996.


     The following tables set forth information regarding stock options granted to the named executive officers during the last fiscal year and stock options held by the named executive officers at the end of the last fiscal year. None of the named executive officers exercised any stock options during 1997.

                     OPTION GRANTS IN LAST FISCAL YEAR
                                               PERCENT OF TOTAL
                       NUMBER OF SECURITIES    OPTIONS GRANTED
                            UNDERLYING         TO EMPLOYEES IN
      NAME             OPTIONS GRANTED<F1>       FISCAL YEAR       EXERCISE PRICE    EXPIRATION DATE
----------------       --------------------    ----------------    --------------    ---------------
Thomas W. Hertz               123,980                46.3%             $ 6.19           12-31-2006

Craig A. Anderson             123,980                46.3%             $ 6.19           12-31-2006

-----------------------------------
<F1> To provide an incentive for Thomas W. Hertz, Chief Executive Officer and General Manager of the Cooperative, and Craig A. Anderson, Executive Vice President-Marketing and Chief Financial Officer of the Cooperative (collectively, the "Optionees"), to operate the Cooperative to promote the Cooperative's long-term growth and profitability and to help align their economic interests with those of the Cooperative's members and security holders, effective as of January 1, 1997, the Board of Directors of the Cooperative adopted

                                     -17-

     stock option agreements granting options to each Optionee to purchase up to an aggregate of 767 shares of Cooperative preferred stock at a price of $1,000 per share. Upon consummation of the Merger, these options automatically became options to purchase Common Stock (converted on an approximately 80.8-to-1 basis). Thus, Mr. Anderson and Mr. Hertz each now hold options to acquire 123,980 shares of Common Stock at a price of $6.19 per share.

     The options call for delayed vesting so that 20 percent of each option became exercisable on July 25, 1997. Thereafter, an additional 20 percent of each option becomes exercisable on each anniversary date of the stock option agreements if the Optionees are then employed by the Company until the total number of shares subject to each option become exercisable. Thus, 40 percent of the options have become exercisable as of the date of this Proxy Statement. Each option remains outstanding for ten years from the date it was granted. The options are non-transferable.

     Under the terms of the stock option agreements, the options are not incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The options were not subject to tax when they were granted. Upon exercise, the Optionee will recognize compensation income in the amount of the spread between the market value of the options and the option exercise price. The Company will receive a corresponding deduction. The option price must be paid in cash or shares of stock of the Company, valued at the market value on the date of exercise.

     On a fully diluted basis, assuming that all vesting periods and other restrictions contained in the options have been satisfied or lapsed and all the options were exercised in full, each Optionee would own approximately five percent of the total number of shares of the Company's outstanding Common Stock. The exercise price of the Company's Common Stock under the stock option agreements is $6.19 per share.






                         FISCAL YEAR-END OPTION VALUES
                                   NUMBER OF                  VALUE OF UNEXERCISED
                       SECURITIES UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS AT
                          OPTIONS AT FISCAL YEAR-END           FISCAL YEAR-END <F1>
     NAME                EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-----------------        -----------     -------------     -----------     -------------
Thomas W. Hertz            49,592           74,388         $312,925.57      $469,388.28

Craig A. Anderson          49,592           74,388         $312,925.57      $469,388.28

--------------------

<F1>  Based on a market value of $12.50 per share at December 31, 1997, adjusted to reflect the two-for-one stock split.


     During 1997, the Cooperative compensated its directors at the rate of $500 per regular monthly board meeting attended, $250 per special board meeting attended and $100 per special telephonic board meeting attended.
In 1998, directors will also be compensated at the rate of $250 for attendance by teleconference at regular monthly board meetings. Directors also are provided with travel and accident insurance at a cost of $125 per year per director. Directors are eligible to participate in the medical reimbursement plan. These compensation arrangements were continued by the Company after the Merger in July 1997.

     Under the Company's 1997 Stock Incentive Plan, each Non-Employee Director of the Company will be entitled to receive semi-annually, on June 30 and December 31 of each year, stock options to purchase 400 (as adjusted to reflect the effect of the stock split) shares of Common Stock at 100 percent of the market value on the date of grant. The stock options will be issued for a term of ten years. The formula grant provisions for Non-Employee Directors may be amended by the Board of Directors not more than once every six months, other than to comport with changes in the Code, the Exchange Act or the rules thereunder. Non-Employee Directors may pay the exercise price using previously held shares of Common Stock to the extent that other plan participants are permitted to do so.

     In November 1997, the Board of Directors adopted the Director Stock Plan of 1997, under which each Non-Employee Director who has or will have served more than five years on the Board of Directors of the Company (including service as a director of the Cooperative) will receive a one-time award of 2,000 shares (as adjusted to reflect the effect of the stock split) of Common Stock. This award was payable on January 1, 1998 to directors who had previously served five years, and will be payable on the fifth anniversary of service to all other non-employee directors.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     EMPLOYMENT AGREEMENTS. The Cooperative entered into separate but substantially identical Employment Agreements ("Agreements") with its Chief Executive Officer and General Manager, Thomas W. Hertz, and its Executive Vice President-Marketing, Chief Financial Officer and Treasurer, Craig A. Anderson (the "Executives"). Upon consummation of the Merger, the Company assumed the Agreements according to their terms.

     Each Agreement is for a three-year term of employment. However, the employment term under each Agreement will be automatically extended for an additional year at the end of each year, unless either party gives written notice that the employment term under the Agreement is not to be extended further, in which case the employment term under the Agreement will expire at the end of two additional years, except that the employment term under the Agreement will also be extended automatically for three years following the date of any Change in Control (as defined in the Agreements) occurring during the employment term under the Agreement. The current terms of the Agreements are until December 31, 2000.

     The Agreements provide minimum salaries of $135,000 per year for Thomas W. Hertz and $100,000 per year for Craig A. Anderson, and also provide for an annual bonus to each of the Executives equal to fifteen percent of the increase, if any, in corporate net income over prior year net income. "Net income," for purposes of the bonus calculations, is pre-tax net income before depreciation, amortization and other non-cash expenses, before annual bonuses under the two Agreements and after eliminating the effect of extraordinary items. Under the formula, no bonuses were paid for 1997.

     Under the Agreements, the Company or the Executive may terminate the executive's employment at any time upon 30 days' notice. If the Company terminates the Executive's employment involuntarily during the term of the employment under the Agreements other than as the result of a Disability or for Cause, or if the Executive terminates the employment for Good Reason during the employment term under the Agreements, the Agreements entitle the terminated Executive to Severance Pay. "Disability" is defined as the Executive's inability to substantially perform his duties for a continuous period of nine months. "Cause" is defined as willful and continued failure by the Executive to substantially perform his duties after notice of the deficiency, or willful misconduct by the Executive that is materially injurious to the Company and occurs without good-faith belief by the Executive that the action was in the best interests of the Company. Termination for Cause requires the affirmative vote of two-thirds of the

Board of Directors. "Good Reason" is defined to include: (i) a material breach by the Company of the Agreements or any other agreement with the Executive; (ii) assignment to the Executive of duties inconsistent with his position; (iii) removal of the Executive from his position; (iv) relocation of the Company's principal executive offices outside a 60-mile radius from Irene, South Dakota or any requirement by the Company that the Executive be located other than at the executive offices or that he engage in substantially increased job related travel; or (v) failure of the Company to obtain the agreement of any successor to assume the Agreements. The Executive may not terminate his employment with Good Reason without first giving the Company notice and ten days' opportunity to cure any occurrence constituting Good Reason.

     "Severance Pay" under the Agreements consists of continuation of the Executive's salary, bonus and benefits for the unexpired employment term under the Agreements at the time of the termination (with a minimum annual bonus each year equal to that of the year before the termination), reasonable out-placement services and immediate vesting of all restricted stock and stock option rights. Severance Pay is not reduced by any post-termination employment or other income of the Executive. If the Executive dies while entitled to receive Severance Pay, the remaining Severance Pay is to be paid to the Executive's estate. If a termination entitling the Executive to Severance Pay occurs after a Change in Control, or if the Company defaults on Severance Pay obligations, the monthly salary and bonus payments are accelerated and become payable immediately in a lump sum.

     The Agreements prohibit the Executive from competing with the Company during his employment, and after his employment while he is receiving Severance Pay. The Executive may end the post-employment noncompetition period at any time by renouncing any right to further Severance Pay.

     The Agreements provide for payment of the Executive's reasonable legal fees and expenses incurred in seeking to enforce the Executive's rights under the Agreements, to the extent the Executive is successful in his claims, with payment made contemporaneously but with the Executive required to repay any amount to which he is ultimately found not to be entitled.
The Agreements also provide that the Company will make the Executive whole for any taxes, interest or penalties incurred by the Executive on account of the characterization of any payment to which the Executive is entitled from the Company as an "excess parachute payment" under Section 280G of the Code or any successor provision of the Code, so that the net payments to the Executive after all such taxes, interest and penalties will be the same as if no such characterization had occurred.

     INDEMNITY AGREEMENTS. The Company has entered into indemnity agreements with each director and executive officer of the Company (collectively, "Leaders"). The indemnity agreements indemnify each Leader against all expenses incurred in connection with any action or investigation involving the Leader by reason of his or her position with the Company (or with another entity at the Company's request). The Leader will also be indemnified for costs, including judgments, fines and penalties, indemnifiable under Delaware law or under the terms of any current or future liability insurance policy maintained by the Company that covers the Leaders. A Leader involved in a derivative suit will be indemnified for expenses and amounts paid in settlement. Indemnification is dependent in every instance on the Leader meeting the standards of conduct set forth in the indemnity agreements. If a change in control or potential change in control occurs, the Company will fund a trust to satisfy its anticipated indemnification obligations.

     STOCK PLAN PROVISIONS. The Company's 1997 Stock Incentive Plan provides that, unless the Board or the Compensation Committee determines otherwise, upon a "change in control" of the Company as defined in that plan all outstanding stock option and other awards of stock and restricted stock shall become immediately exercisable and fully vested and nonforfeitable. In addition, upon a change in control of the Company, the Compensation Committee may, in its discretion, determine that some or all participants holding outstanding stock options shall receive cash in lieu of some or all of the stock subject to such options in an amount equal to the excess of the highest price per share actually paid in connection with the change in control of the Company over the exercise price per share under such options.

TRANSACTIONS WITH DIRECTORS AND OFFICERS

     Directors and officers of the Company, businesses they own or represent, and members of their immediate families purchase services from the Company and its subsidiaries in the ordinary course of business. Rates and charges for these services are the same as those available to the general public.

     In connection with the Cooperative's acquisition of TCIC and Iway, the Cooperative issued to the former shareholders of TCIC and Iway (collectively, the "Sellers") shares of Cooperative preferred stock which automatically upon consummation of the Merger were converted into 189,454 (as adjusted for the stock split) shares of Common Stock. In addition, the Sellers collectively received warrants that were converted into warrants to purchase an additional 77,912 (as adjusted for the stock split) shares of Common Stock. These warrants were exercised in full in January 1998. Jeffrey Parker, a director of the Company, was a shareholder of TCIC and Iway prior to the Cooperative's acquisition of TCIC and Iway. As a result of those acquisitions, Mr. Parker received shares of Cooperative preferred stock which were converted into 54,078 (as adjusted for the stock split) shares of Common Stock upon consummation of the Merger and warrants that were converted into warrants to purchase an additional 24,668 (as adjusted for the stock split) shares of Common Stock. Mr. Parker was also the holder of the Company's promissory note in the principal amount of $45,000, which note was paid in full in December 1997. In addition, Mr. Parker, as a former shareholder of TCIC and Iway, guaranteed a $330,000 loan by Norwest Bank to the Company that was made in connection with the acquisitions of TCIC and Iway. This loan was paid in full in December 1997.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Olsen Thielen & Co., Ltd., certified public accountants, served as the Company's principal accountant for 1997. The Board of Directors of the Company has selected Olsen Thielen & Co., Ltd. to act as the Company's principal accountant for 1998. Representatives of Olsen Thielen & Co., Ltd. are not expected to be present at the Annual Meeting. If a representative of Olsen Thielen & Co., Ltd. attends the meeting, the representative will have an opportunity to make a statement and will be expected to be available to respond to appropriate questions.

PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the 1999 annual meeting of stockholders must be received by the Company for consideration for inclusion in its proxy statement and form of proxy relating to that meeting by November 26, 1998. Proposals of stockholders should be made in accordance with Securities and Exchange Commission Rule 14a-8.

FORM 10-KSB REPORT AVAILABLE

     THE COMPANY'S FORM 10-KSB ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, WILL BE PROVIDED WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST. REQUESTS SHOULD BE DIRECTED TO MR. CRAIG A. ANDERSON, CHIEF FINANCIAL OFFICER, DAKOTA TELECOMMUNICATIONS GROUP, INC., POST OFFICE BOX 66, 29705 453RD AVENUE, IRENE, SOUTH DAKOTA 57037-0066.

                   DAKOTA TELECOMMUNICATIONS GROUP, INC.
P R O X Y                   POST OFFICE BOX 66
                            29705 453RD AVENUE
                      IRENE, SOUTH DAKOTA 57037-0066
               ANNUAL MEETING OF STOCKHOLDERS - MAY 13, 1998


          The undersigned stockholder appoints James H. Jibben, Thomas W. Hertz and Craig A. Anderson, or any of them, each with the power to appoint his substitute, attorneys and proxies to represent the stockholder and to vote and act, with respect to all shares that the stockholder would be entitled to vote at the Annual Meeting of Stockholders of Dakota Telecommunications Group, Inc. referred to above and any adjournment of that meeting, on all matters that come before the meeting.


1.   Election of Directors

    [ ] FOR all nominees listed below    [ ] WITHHOLD AUTHORITY
        (except as indicated below)          to vote for all nominees
                                             listed below

    Craig A. Anderson                        Jeffrey G. Parker

    Jeffrey J. Goeman                        John A. Schaefer

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name above.)


YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES


2. Proposal to Approve and Adopt an Amendment to the Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock.

          [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL


   3. Proposal to Approve and Authorize the Proposed Transfer of Local Telephone Operating Assets to a Wholly-Owned Subsidiary of the Company.

          [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL

            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. IF THIS PROXY IS PROPERLY EXECUTED AND DELIVERED, THE SHARES REPRESENTED BY THIS PROXY
WILL BE VOTED AS SPECIFIED.  IF NO SPECIFICATION IS MADE, THE SHARES WILL
BE VOTED FOR ELECTION OF ALL NOMINEES NAMED ON THIS PROXY AND FOR EACH OF
THE PROPOSALS IDENTIFIED ABOVE.  THE SHARES REPRESENTED BY THIS PROXY WILL
BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY
COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THE MEETING.


Dated: _________________, 1998    Please sign exactly as your name appears
                                  on this proxy.  If signing for estates,
                                  trusts or corporations, title or
                                  capacity should be stated.  IF SHARES
                                  ARE HELD JOINTLY, EACH HOLDER SHOULD
                                  SIGN.


                                  X_______________________________________
                                                Signature


                                  X_______________________________________
                                         Signature if held jointly


         IMPORTANT -- PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY
                         IN THE ENCLOSED ENVELOPE